Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

AGREEMENT entered into as of the 10th day of December, 2009, by and between Mayquest Ventures, Inc., a Delaware corporation with an address at 2000 Hamilton Street #943, Philadelphia, PA 19130 USA (the “Company”) and Hydrangea Holdings Ltd., a Cyprus corporation, with an address at Crystal Offices, Krambis Bldg., Stasikratous str. 20B, flat 202, 1064 Nicosia, Cyprus (the “Purchaser” or “Investor”).

WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, an aggregate of 31,026,600 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”) upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1: SALE OF THE SHARES

1.1 Sale of the Shares. Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchaser will purchase from the Company, upon the execution and delivery hereof, the Shares for an aggregate purchase price (the “Purchase Price”) equal to fifty-nine thousand nine hundred ninety U.S. dollars (USD$59,990), to be paid in cash to an account to be designated by the Company upon the execution and delivery hereof.

SECTION 2: CLOSING DATE; DELIVERY

2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held immediately following the execution and delivery of this Agreement.

2.2 Delivery at Closing. At the Closing, the Company will deliver to the Purchaser a stock certificate registered in the Purchaser’s name, representing the number of Shares to be purchased by Purchaser hereunder, against payment of the purchase price therefor as indicated above. At the Closing, the Purchaser shall pay the Purchase Price by wire transfer to an account to be designated by the Company. Prior to Closing, Issuer shall have increased the size of its Board of Directors to two (2), Roman Zherdytskyi shall have been elected to fill the vacancy created thereby, and Purchaser shall have received the resignation of William Tay as a director and received the resignation of William Tay as officer effective upon the consummation of the sale of the Shares hereunder. Schedule 14F of the Securities and Exchange Commission shall have been duly filed and mailed to the stockholders of the Company at least ten days prior to Closing.

SECTION 3: REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

The undersigned Purchaser hereby represents, warrants to and covenants with the Company as follows:

3.1 Transfer of Shares. The Shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

3.2 Experience. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. The undersigned has adequate means of providing for the undersigned's current needs and possible future contingencies and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the undersigned subscribes. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of the undersigned's entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the undersigned is the sole party in interest as to its investment in the Company, and it is acquiring the Shares solely for investment for the undersigned's own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Shares subscribed for to any other person.

3.3 Investment; Access to Data. The undersigned has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Common Stock and an investment in the Company. The undersigned has been furnished materials relating to the Company, the private placement of the Common Stock or anything else that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. Representatives of the Company have answered all inquiries that the undersigned has made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Common Stock. The undersigned has not been furnished any offering literature other than the materials that the Company may have provided at the request of the undersigned; and the undersigned has relied only on such information furnished or made available to the undersigned by the Company as described in this Section. The undersigned is acquiring the Shares for investment for the undersigned's own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof. The undersigned acknowledges that the Company is a start-up company with no current operations, assets or operating history, which may possibly cause a loss of Purchaser’s entire investment in the Company.

3.4 Authorization. (a) This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

(b) The execution, delivery and performance by Purchaser of this Agreement and compliance therewith and the purchase and sale of the Shares will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the undersigned Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.

3.5 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

3.6 Proceedings and Orders. Neither Purchaser, nor any director, officer, affiliate or 5% or greater shareowner of Purchaser, during the last ten years, was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws, or has been convicted of fraud or felony charges or restricted in conducting any business activity.

3.7 No Binding Agreements or Other Commitments. Purchaser has not entered into any binding letter of intent, agreement or any other commitment with a third party involving, on behalf of or for the benefit of the Company. Purchaser has made full disclosure to the Company with regard to any pending negotiations and understandings with third parties involving, on behalf of or for the benefit of the Company.

SECTION 4: MISCELLANEOUS

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

4.2 Survival. The terms, conditions and agreements made herein shall survive the Closing.

4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

MAYQUEST VENTURES, INC.

By:  /s/ William Tay

Name: William Tay

Title: President

HYDRANGEA HOLDINGS LTD.

By: /s/ Ganna Zherdytska

Name: Ganna Zherdytska

Title: Director